UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
March 22, 2012 (March 16, 2012)

COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6720-B Rockledge Drive, Suite 700, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 581-0600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On March 16, 2012, John J. Stelben resigned as Senior Vice President, Medicaid Health Plans of Coventry Health Care, Inc. (the “Company”),  effective as of March 17, 2012 (the “Termination Date”).

(e)           On March 16, 2012, the Company and John J. Stelben entered into a Separation Agreement and Release (the “Agreement”) setting forth the terms of Mr. Stelben’s departure from the Company on  the Termination Date.

Under the terms of the Agreement, Mr. Stelben has resigned all active services as an employee.  Mr. Stelben will be entitled to six months of severance based on his annualized salary.  Mr. Stelben will receive a lump-sum payment 30 days following the signing of the Agreement.

The above summary is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Separation Agreement and Release dated March 16, 2012, by and between John J. Stelben and Coventry Health Care, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By:	/s/ John J. Ruhlmann
Name:	John J. Ruhlmann
Title:	Senior Vice President and Corporate Controller
Dated:	March 22, 2012

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Separation Agreement and Release dated March 16, 2012, by and between John J. Stelben and Coventry Health Care, Inc.